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EXHIBIT 16


Nexia Court & Co.

CHARTERED ACCOUNTANTS

July 21, 2008

Securities and Exchange Commission
450 Fifth St.
Washington D.C.

Gentlemen:


We have read and agree with the comments in Item 4.01 of Form 8-K of Amaru, Inc. dated July 21, 2008.




/s/ Nexia Court & Co.
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Nexia Court & Co.

Chartered Accountants
Singapore